PRESS RELEASE

FOR IMMEDIATE RELEASE:	CONTACT:

CompX International Inc.	Janet G. Keckeisen
5430 LBJ Freeway, Suite 1700	Investor Relations
Dallas, Texas 75240	Tel. 972-233-1700

COMPX DECLARES REGULAR QUARTERLY DIVIDEND

DALLAS, TEXAS . . . August 4, 2017 . . . CompX International Inc. (NYSE American:  CIX) announced today that its board of directors has declared CompX's regular quarterly dividend of five cents ($0.05) per share on its class A and class B common stock, payable on September 12, 2017 to stockholders of record at the close of business on September 5, 2017.

CompX is a leading manufacturer of security products and recreational marine components.
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